UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 7, 2024

MultiPlan Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39228	84-3536151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Fifth Avenue
New York, New York 10003
(212) 780-2000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A Common Stock, $0.0001 par value per share	MPLN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 7, 2024, MultiPlan Corporation (the "Company" or "MultiPlan") issued a press release announcing the appointment of Jerry Hogge as Executive Vice President and Chief Operating Officer of the Company, effective March 11, 2024.
Mr. Hogge, age 58, most recently was Executive Vice President and Chief Operations Officer at CALIBRE Systems Inc., an employee-owned management consulting and digital transformation company, from January 2022 to October 2023. Prior to joining CALIBRE, Mr. Hogge was Senior Vice President MITRE Public Sector at MITRE, a non-profit adviser advancing national security and serving the public interest from June 2019 to December 2021. Prior to MITRE, Mr. Hogge served in various senior leadership roles at Leidos Holdings, Inc., a publicly-traded systems integrator and technology solution provider in heavily regulated industries, including as Senior Vice President, Military & Veteran Health Solutions, Ledios Health, from January 2018 until June 2019 and as Deputy Group President, Leidos Health Solutions Group from August 2012 to January 2018.
The Company entered into an offer letter with Mr. Hogge on February 15, 2024. Pursuant to his offer letter:
•Mr. Hogge is entitled to a starting annual base salary of $500,000;
•Mr. Hogge is eligible to participate in the Company's annual cash incentive plan with a target amount equal to 100% of his annual base salary (prorated for 2024); and
•beginning in 2024, Mr. Hogge is eligible to participate in the Company's long-term equity incentive program with an annual grant target equal to 350% of his annual base salary, in the same form of equity grants to other members of the Company's executive management team, with such annual equity grants subject to approval by the Compensation Committee of the Company's Board of Directors.
In the event of a termination of employment by the Company without cause, subject to his execution of a general waiver and release of claims against the Company, Mr. Hogge will receive: (i) twelve months of base salary continuation post-termination; and (ii) payment of, or reimbursement for, COBRA premiums for a period ending on the earlier of 12 months following the termination date and the date he obtains other employment that offers group health benefits.
The description in this Current Report on Form 8-K of the offer letter does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.
On March 7, 2024, the Company issued a press release announcing the appointment of Mr. Hogge as Executive Vice President and Chief Operating Officer of the Company. The press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.
The information, including the press release, furnished under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any other filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included in this Form 8-K:

Exhibit No.	Description of Exhibit
10.1	Offer Letter, dated February 15, 2024, by and between MultiPlan Corporation and Jerome Hogge.
99.1	Press Release, dated March 7, 2024, announcing the new Chief Operating Officer of the Company.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    March 7, 2024

                                MultiPlan Corporation

                                By:     /s/ James M. Head
                                Name:    James M. Head
                                Title:    Executive Vice President and Chief Financial
Officer